UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2010

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 8.01                      Other Events.

On August 30, 2010, First Financial Bancorp announced that it completed the prepayment of approximately $232 million of Federal Home Loan Bank advances.  All of the advances involved in these transactions were assumed as part of the FDIC-assisted transactions the Company conducted during the third quarter 2009.

As a result, First Financial estimates it will realize pre-tax interest expense savings of $1.7 million during the remainder of 2010, $4.4 million for the full year 2011 and $3.3 million for the full year 2012.  The net pre-tax loss resulting from prepayment penalties of approximately $8.0 million will be recognized during the third quarter 2010 and will reduce diluted earnings per share by $0.09 based on the number of average diluted common shares outstanding as of June 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

First Financial Bancorp does not intend for this Item 8.01 or Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits.

The following exhibit shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d)          Exhibits:

99.1	First Financial Bancorp. Press Release dated August 30, 2010 – Furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date:  August 30, 2010

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated August 30, 2010.